UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 27, 2005, the Company issued a press release announcing that (1) its wholly-owned subsidiary, Krispy Kreme Doughnut Corporation (“KKDC”), reached an agreement with Jan Dough, LLC, KKDC’s joint venture partner in New England Dough, LLC, regarding the distribution of New England Dough’s assets and (2) Freedom Rings, LLC, KKDC’s wholly-owned subsidiary and franchisee in the Philadelphia region, has closed its remaining four locations.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

As part of the New England Dough transaction, all of New England Dough’s approximately $9.5 million of bank debt was discharged. KKDC and Jan Dough had guaranteed that debt approximately in proportion to their equity interests. Of the $9.5 million, approximately $5.6 million was repaid by KKDC, approximately $3.8 million was repaid by Jan Dough and the balance was repaid by New England Dough itself.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No. Description

99.1	Press Release (“Krispy Kreme Completes Additional Restructuring Initiatives”) dated December 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: December 27, 2005
By: /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer